UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 28, 2010
Parkvale Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-17411	25-1556590

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4220 William Penn Highway, Monroeville, Pennsylvania	15146

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 373-7200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
Attached as Exhibit 99.1 is an Annual Meeting of Shareholders Errata Sheet, dated October 28, 2010.

Parkvale Financial Corporation (the “Company”) originally filed its Form 10-K for the year ended June 30, 2010 on September 13, 2010. It was subsequently determined that the calculation of the disallowed portion of the Company’s deferred tax asset was inadvertently overlooked with respect to the Tier I Capital calculation. In all instances, the revised regulatory capital amounts and corresponding ratios result in the Company continuing to be categorized as well capitalized under regulatory framework. This Form 8-K has been filed in advance of preparing for the filing of the Form 10-K/A for the year ended June 30, 2010.

The information contained in this Report on Form 8-K is furnished pursant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended except as shall be expressly set forth by specific reference in such filing.
Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is included with this Report:

Exhibit No.	Description
99.1	Annual Meeting of Shareholders Errata Sheet, dated October 28, 2010
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVALE FINANCIAL CORPORATION
By:	/s/ Gilbert A. Riazzi
	Name:	Gilbert A. Riazzi
	Title:	Chief Financial Officer
Date: October 28, 2010